      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 28, 1998
                                                   REGISTRATION NO. ____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                       ----------------------------------

                     COMPUTER NETWORK TECHNOLOGY CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                MINNESOTA                             41-1356476
     (State or Other Jurisdiction of               (I.R.S. Employer
     Incorporation or Organization)               Identification No.)

          605 NORTH HIGHWAY 169
         MINNEAPOLIS, MINNESOTA                          55441
(Address of Principal Executive Offices)              (Zip Code)


                           1997 RESTRICTED STOCK PLAN
                            (Full Title of the Plan)

                                GREGORY T. BARNUM
                             CHIEF FINANCIAL OFFICER
                     COMPUTER NETWORK TECHNOLOGY CORPORATION
                              605 NORTH HIGHWAY 169
                          MINNEAPOLIS, MINNESOTA 55441
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (612) 797-6100
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

==================== =============== ==================== ==================== =================
                                          PROPOSED              PROPOSED
TITLE OF SECURITIES   AMOUNT TO BE    MAXIMUM OFFERING     MAXIMUM AGGREGATE      AMOUNT OF
 TO BE REGISTERED    REGISTERED (1)  PRICE PER SHARE (2)   OFFERING PRICE (2)  REGISTRATION FEE
-------------------- --------------- -------------------- -------------------- -----------------
Common Stock,
par value $0.01      100,000 shares        $6.125               $612,500             $181
per share
==================== =============== ==================== ==================== =================

(1) This Registration Statement relates to 100,000 shares of Common Stock to be offered pursuant to the Computer Network Technology Corporation 1997 Restricted Stock Plan.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based on the average of the high and low sale prices per share of the Registrant's Common Stock as reported on the NASDAQ National Market System on July 23, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, previously filed (File No. 0-13994) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are, as of their respective dates, incorporated in this Registration Statement by reference and made a part hereof:

         (a) The Annual Report on Form 10-K of Computer Network Technology Corporation (the "Company") for the fiscal year ended December 31, 1997, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

         (c) The description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all of the shares of Common Stock offered by this Registration Statement have been sold or which deregisters all such shares of Common Stock then remaining unsold shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from the date of filing of such documents.

         Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 4.06 of Article IV the Company's Restated Articles of Incorporation, as amended, authorizes the Company's Board of Directors to adopt a plan to indemnify the Company's officers, directors, employees and agents against liability asserted against, or incurred by, such persons in any such capacity or arising out of their status as such, and to purchase and maintain insurance for such persons, to the fullest extent penmissable under Chapter 302A of the Minnesota Statutes. Under Section 1 of Article VII of the Company's By-Laws, the Company may indemnify such persons for such expenses and liabilities in such manner, under such circumstances and to such extent as is permitted by the laws of the State of Minnesota as now enacted or hereafter amended.

         Section 302A.521 of the Minnesota Statutes provides that, unless prohibited or limited by its articles of incorporation or bylaws, a corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (2) acted in good faith; (3) received no improper personal benefit and certain statutory provisions and procedures regarding conflicts of interest, if applicable, have been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) acted in a manner that such person reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation. In addition, in certain circumstances and on satisfaction of certain conditions, Section 302A.521 requires payment or reimbursement by the Company, upon written request, of reasonable expenses, including attorneys' fees and disbursements, incurred by the person in advance of the final disposition of the proceeding. The determination whether indemnification is required and whether payment or reimbursement of a person in advance of the final disposition of a proceeding is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of disinterested directors, by special legal counsel, by the disinterested shareholders, or by a court.

         Section 4.06 of Article IV of the Company's Restated Articles of Incorporation provides that no director of the Company shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
(iii) for dividends, stock repurchases, and other distributions made in violation of Minnesota law, the Company's Articles of Incorporation or Bylaws or any agreement or for violations of the Minnesota securities laws; (iv) for any transaction from which the director derived an improper personal benefit; or (v) for any act or omission occurring prior to the effective date of the provision limiting such liability in the Company's Articles of Incorporation. Section 4.06 does not affect the availability of equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty, although, as a practical matter, equitable relief may not be available. It also does not limit liability of the directors for violations of, or relieve them from the necessity of complying with, the federal securities laws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

 Exhibit          Description
 -------          -----------

   4.1 Restated Articles of Incorporation of the Company, as amended (incorporated herein by reference to Exhibit 2 to the Company's Current Report on Form 8-K dated June 24, 1992).

   4.2 By-Laws of the Company, as amended (incorporated herein by reference to Exhibit 3B to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1991).

   5              Opinion of Faegre & Benson LLP, Corporate Counsel to the
                  Company.

   23.1 Consent of Faegre & Benson LLP, to the filing of its opinion as an exhibit to this Registration Statement (included in Exhibit 5).

   23.2           Consent of KPMG Peat Marwick LLP.

   24 Power of Attorney authorizing Gregory T. Barnum to sign and file all amendments and exhibits to this Registration Statement and any and all applications and instruments pertaining to the registration of the securities covered hereby on behalf of the directors and officers of the Company (included as part of the signature page of this Registration Statement).

   99             Computer Network Technology Corporation 1997 Restricted Stock
                  Plan.

   99.1 Form of Restricted Stock Agreement in connection with the Computer Network Technology Corporation 1997 Restricted Stock Plan.

ITEM 9. UNDERTAKINGS

         The Company hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (d) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
         Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (e) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on July 24, 1998.

                                  COMPUTER NETWORK TECHNOLOGY CORPORATION


                                  By: /s/ Gregory T. Barnum
                                      ------------------------------------------
                                      Gregory T. Barnum, Chief Financial Officer

         Each of the undersigned officers and directors of Computer Network Technology Corporation hereby appoints Gregory T. Barnum as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications and instruments pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        SIGNATURE                  TITLE                             DATE
        ---------                  -----                             ----

/s/ Thomas G. Hudson
-------------------------
Thomas G. Hudson            President and Chief Executive         July 24, 1998
                            Officer (Principal Executive
                            Officer) and Director
/s/ Gregory T. Barnum
-------------------------
Gregory T. Barnum           Chief Financial Officer (Principal    July 24, 1998
                            Financial Officer)
/s/ Jeffrey A. Bertelsen
-------------------------
Jeffrey A. Bertelsen        Corporate Controller and Treasurer    July 24, 1998
                            (Principal Accounting Officer)
/s/ Patrick W. Gross
-------------------------
Patrick W. Gross            Director                              July 24, 1998
/s/ Erwin A. Kelen
-------------------------
Erwin A. Kelen              Director                              July 24, 1998
/s/ Lawrence Perlman
-------------------------
Lawrence Perlman            Director                              July 24, 1998
/s/ John A. Rollwagen
-------------------------
John A. Rollwagen           Director                              July 24, 1998

                                INDEX TO EXHIBITS


Exhibit                                                         Page
-------                                                         ----

 4.1 Restated Articles of Incorporation of the Company, as amended (incorporated herein by reference to Exhibit 2 to the Company's Current Report on Form
         8-K dated June 24, 1992).

 4.2 By-Laws of the Company, as amended (incorporated herein by reference to Exhibit 3B to the Company's
         Annual Report on Form 10-K for the fiscal year ended December 31, 1991).

 5       Opinion of Faegre & Benson LLP, Corporate Counsel
         to the Company.....................................Electronically Filed

 23.1 Consent of Faegre & Benson LLP to the filing of its opinion as an exhibit to this Registration
         Statement (included in Exhibit 5).

 23.2    Consent of KPMG Peat Marwick LLP...................Electronically Filed

 24 Power of Attorney authorizing Gregory T. Barnum to sign and file all amendments and exhibits to this Registration Statement and any and all applications and instruments pertaining to the registration of the securities covered hereby on behalf of the directors and officers of the Company (included as part of the signature page of this Registration Statement).

 99      Computer Network Technology Corporation 1997
         Restricted Stock Plan..............................Electronically Filed

 99.1    Form of Restricted Stock Agreement in connection
         with the Computer Network Technology Corporation
         1997 Restricted Stock Plan.........................Electronically Filed